EXHIBIT 10(iii)(b.4)

PIONEER NATURAL RESOURCES COMPANY

Second Amended and Restated 2006 Long-Term
Incentive Plan, Effective as of May 3, 2024

Section 1. History; Purpose.

Effective as of May 3, 2024, pursuant to an Agreement and Plan of Merger, dated as of October 10, 2023, by and among Pioneer Natural Resources Company (“Pioneer”), Exxon Mobil Corporation (the “Company”) and SPQR, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into Pioneer (the “Merger”), with Pioneer surviving as a wholly owned subsidiary of the Company.
In connection with the Merger, the Pioneer Natural Resources Company Amended and Restated 2006 Long-Term Incentive Plan, as amended (as amended and restated herein, the “Plan”), was assumed by the Company.
The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract and retain able persons as employees, directors and consultants and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and their desire to remain in its devoted employ. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Conversion Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

Section 2. Definitions.

For purposes of this Plan, the following terms shall be defined as set forth below:

(a)    “Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock- Based Award, Cash Award, Conversion Award or Performance Award, together with any other right or interest granted under this Plan.

(b)    “Award Agreement” means any written instrument (including any employment, severance, or change of control agreement) that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

(c)    “Beneficial Owner” or “Beneficial Ownership” or “Beneficially Owns” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(d)    “Board” means the Company’s Board of Directors.

(e)    “Cash Award” means an Award denominated in cash granted under Section 6(i) hereof.

(f)    “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events:

(i)    The acquisition by any Person of Beneficial Ownership of securities of the Company that, together with securities held by such Person, constitutes 40% or more of either (x) the then outstanding shares of Stock of the Company (the “Outstanding Company Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii)    A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members constituting the Board prior to the date of the appointment or election; or

(iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) Beneficially Owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h)    “Committee” means the Compensation Committee of the Board.

(i)    “Conversion Award” means an Award granted under Section 6(j) hereof in substitution for a similar award as a result of certain business transactions.

(j)    “Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code for a specified year.

(k)    “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l)    “Effective Date” means for this amendment and restatement, May 3, 2024. The Pioneer Natural Resources Company 2006 Long-Term Incentive Plan, as amended from time to time, was originally adopted by Pioneer Natural Resources Company on May 3, 2006, was amended and restated on May 19, 2016, and was further amended on January 12, 2021. As of the Effective Date, this amendment and restatement of the Plan supersedes and replaces in all respects the Pioneer Natural Resources Company Amended and Restated 2006 Long-Term Incentive Plan, as amended, as in effect immediately prior to the Effective Date.

(m)    “Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company; provided, that, any such individual must be an “employee” of the Company or any of its parents or Subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual will be granted an Award that shall, or may, be settled in Stock; provided further, that, any directors, officers, employees or other service providers of the Company and its Subsidiaries who were employed or engaged by the Company and its Subsidiaries (other than Pioneer and its subsidiaries) as of immediately prior to the closing of the Merger shall not constitute Eligible Persons. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o)    “Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on the preceding date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded preceding the date with respect to which the Fair Market Value determination is made; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

(p)    “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(q)    “Incumbent Board” shall mean individuals who, as of the Effective Date, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

(r)    “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(s)    “Nonstatutory Stock Option” means any Option that is not intended to be an “incentive stock option” within the meaning of section 422 of the Code.

(t)    “Non-Surviving Event” means an event of Restructure as described in either subsection (ii) or (iii) of Section 2(ee).

(u)    “Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(v)    “Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.

(w)    “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(x)    “Performance Award” means an Award granted to an Eligible Person under Section 8 hereof, the grant, vesting, exercisability and/or settlement of which (and/or the timing or amount thereof) depends upon achievement of performance goals specified by the Committee.

(y)    “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s “affiliates” and “associates” (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(z)    “Qualified Member” means a member of the Committee who is (i) a “nonemployee director” within the meaning of Rule 16b-3(b)(3), (ii) an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code (unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code), and (iii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded (but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules).

(aa)    “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(bb)    “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award).

(cc)    “Restructure” means the occurrence of any one or more of the following:

(i)    The merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with the Company remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Company, cash, or other property;

(ii)    The merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with (A) the Company not being the continuing or surviving entity of that merger or consolidation or (B) the Company remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Company, cash, or other property; or

(iii)    The transfer, directly or indirectly, of all or substantially all of the assets of the Company (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

(dd)    “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(ee)    “Section 162(m) Award” means a Performance Award granted to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code.

(ff)    “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and any successor provisions and rules thereto.

(gg)    “Stock” means the Company’s Common Stock, each without par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(hh)    “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(ii)    “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f) hereof.

(jj)    “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

Section 3. Administration.

(a)     Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the type or types of Awards to be granted to each Eligible Person and the amount of cash or the number of shares of Stock that shall be the subject of each Award; (iv) determine the terms and provisions of each Award Agreement (which need not be identical), and modifications thereto, including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment or other service of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability or vesting of any Award that has been granted; (vi) construe the respective Award Agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time; (ix) terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan. Subject to Rule 16b-3, section 162(m) of the Code, and the Nonqualified Deferred Compensation Rules, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, and Permitted Transferees under Section 10(a) hereof or other Persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(b)    Manner of Exercise of Committee Authority; Delegation. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to a Section 162(m) Award, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company, provided that such Award is not a Section 162(m) Award. The Committee may delegate to a member of the Board, officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions of the Committee under the Plan, including administrative functions, as the Committee may determine, to the extent that such delegation will not violate state corporate law, will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Eligible Persons subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to be Section 162(m) Awards to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

(c)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(d)    Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Subsidiaries operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of its Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

Section 4. Stock Subject to Plan.

(a)    Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan, since the Effective Date, shall not exceed 9,458,031 shares. No shares of Stock may be issued in respect of ISOs under this Plan unless the Company’s shareholders approve the issuance of ISOs under the Plan.

(b)    Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan and not subject to other Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)    Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expires or is canceled, forfeited, settled in cash or otherwise terminated without an issuance of shares to the Participant, including (i) shares forfeited with respect to Restricted Stock and (ii) the number of shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to Awards, in each case, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, with respect to any Option, Stock Appreciation Right, or other Award for which a Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Stock determined as of the date of grant, the following shares will not, in each case, be available for future Awards under the Plan: (A) shares tendered or withheld in payment of any exercise or purchase price of such Award or taxes relating to such Award, (B) shares that were subject to such Award that was exercised, or (C) shares repurchased on the open market with the proceeds of such Award’s exercise price. If an Award may be settled only in cash, such Award need not be counted against any of the share limits under this Section 4 but will remain subject to the limitations in Section 5 to the extent required to preserve the status of any Award intended to be a Section 162(m) Award.

(d)    Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

Section 5. Eligibility; Per Person Award Limitations.

(a)    Eligibility for Awards. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof.

(b)    Limitations of Section 162(m) Awards. In each calendar year during any part of which this Plan is in effect, a Covered Employee may not be granted Awards intended to be Section 162(m) Awards (a) to the extent such Award is based on a number of shares of Stock (other than such an Award designated to be paid only in cash), relating to more than 929,360 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, and (b) to the extent such Award is designated to be paid only in cash, having a value determined on the date of grant in excess of $5,000,000.

(c)    Awards to Nonemployee Directors. Notwithstanding any provision in this Plan to the contrary and without being subject to management discretion, the Board, which may, but shall not be required to, act through the Qualified Members, shall have the authority, in its sole and absolute discretion, to make Awards (other than ISOs) to nonemployee members of the Board under this Plan; provided that, in each calendar year, during any part of which this Plan is in effect, a nonemployee member of the Board may not be granted Awards under this Plan (i) relating to more than 46,468 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, or (ii) if greater, Awards having a value (determined, if applicable, pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 or any successor provision thereto) on the date of grant greater than $750,000; provided, that, for the calendar year in which a nonemployee director first commences service on the Board only, the foregoing limitations shall be doubled; provided, further that, the limits set forth in this Section 5(c) shall be without regard to grants of Awards, if any, made to a nonemployee member of the Board during any period in which such individual was an employee of the Company or of any of its Subsidiaries or was otherwise providing services to the Company or to any of its Subsidiaries other than in the capacity as a director of the Company. The Board, which may, but shall not be required to, act through the Qualified Members, shall set the terms of any such Awards in its sole discretion, and the Board, which may, but shall not be required to, act through the Qualified Members, shall be responsible for administering and construing such Awards in substantially the same manner as the Committee administers and construes Awards to other Eligible Persons.

Section 6. Specific Terms of Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. Subject to Section 10(c), the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as a Section 162(m) Award if such discretion would cause the Section 162(m) Award to not so qualify.

(b)    Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i)    Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an ISO shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary 110% of the Fair Market Value per share of the Stock on the date of grant). The exercise price per share of Stock subject to a Nonstatutory Stock Option shall not be less than the greater of (1) the par value per share of the Stock and (2) 100% of the Fair Market Value per share of the stock as of the date of grant of the Option.

(ii)    Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash or cash equivalents, Stock (including previously owned shares or through a cashless or broker-assisted exercise or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Subsidiary, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii)    ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or Subsidiary corporation of the Company. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock option is granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)    Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)    Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii) Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock; provided, however, that the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii)    Time and Method of Exercise and Settlement. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the number of shares of Stock to which the SAR relates, the time or times at which and the circumstances under which an SAR may be vested and/or exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable upon settlement, method by or forms in which Stock (if any) will be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free- standing or in tandem with other Awards.

(iv)    Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)    Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may permit a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election is intended to comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:

(i)    Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)    Settlement. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units vesting on such date, or
(B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)    Stock Awards. The Committee is authorized to grant a Stock Award under the Plan to any Eligible Person as a bonus, as additional compensation, or in lieu of cash or other compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned. Notwithstanding the foregoing, Dividend Equivalents shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)    Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award under this Plan to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals and/or future service requirements) as the Committee in its discretion determines to be appropriate.

(j)    Conversion Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an affiliate of the Company. Such Conversion Awards that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.

Section 7. Certain Provisions Applicable to Awards.

(a)    Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the Award Agreement. Notwithstanding anything to the contrary herein or in any such Award Agreement, any Award that constitutes a “deferral of compensation” (within the meaning of the Nonqualified Deferred Compensation Rules) whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption (any such Award, a “409A Award”) shall not become exercisable, be settled or otherwise trigger a payment or distribution upon a termination of employment or other service relationship with the Company pursuant to the Plan or the applicable Award Agreement controlling such 409A Award in the event the Participant holding such 409A Award continues to provide or, in the 12 month period following such termination of employment, is expected to provide, sufficient services to the Company that, under the Company’s written and generally applicable policies regarding what constitutes a “separation from service” for purposes of the Nonqualified Deferred Compensation Rules, such Participant does not incur a separation from service for purposes of Section 409A of the Code on the date of termination of the employment or service relationship; except that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Participant’s termination of employment or other service relationship as a result of the limitations described in the preceding sentence, it shall become exercisable or be settled or payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules, the Plan and the terms of applicable Award Agreement.

(b)    Stand-Alone, Additional, Tandem, and Substitute Awards; No Repricing. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of a new Award. Notwithstanding the foregoing but subject to Section 6(j) and Section 9 of the Plan, without the approval of stockholders, the Committee will not (i) exchange or substitute previously granted Options or Stock Appreciation Rights in a transaction that constitutes a “repricing” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange, as amended from time to time or (ii) cause the Company to offer to purchase or exchange for cash Options or Stock Appreciation Rights if, at the time of such offer, the Fair Market Value of a share of Stock is less than the Exercise Price of such Options or Stock Appreciation Rights. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(c)    Term of Awards; Minimum Vesting Provisions. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years following the date of grant of such Option or SAR (or such shorter term as may be required in respect of an ISO under section 422 of the Code). The minimum vesting or forfeiture restriction period with respect to Awards that are Options, SARs or other Awards for which a Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Stock determined as of the date of grant, shall be one year, subject to the Committee’s authority pursuant to Sections 7(a), 9 and 10(c) of the Plan in the event of a Participant’s termination of employment or service or upon the occurrence of certain events.

(d)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e)    Additional Agreements. Each Participant to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Participant’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Subsidiaries, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

Section 8. Performance Awards.

(a)    General. The Committee is authorized to designate any of the Awards that may be granted under Section 6 of the Plan as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Section 8(b) hereof in the case of a Section 162(m) Award. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

(b)    Section 162(m) Awards. If the Committee determines that a Performance Award granted to a Covered Employee is intended to qualify as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 8(b); provided, however, that nothing in this Section 8(b) or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Performance Awards or other Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such.

(i)    Performance Goals Generally. The performance goals for Section 162(m) Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.

(ii)    Performance Criteria

(A)    Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (1) oil and gas revenues, oil and gas revenues and other income or total revenues; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity; (4) income, operating income or net income; (5) earnings before any one or more of depletion, depreciation and amortization expense; exploration and abandonments; impairment of oil and gas properties; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) income excluding noncash mark- to-market derivative gains or losses, or income excluding noncash mark-to-market derivative gains or losses and unusual items; (7) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (8) debt or equity financings or improvement of financial ratings; (9) production volumes, production growth, or debt-adjusted production growth, which may be of oil, gas, natural gas liquids or any combination thereof; (10) general and administrative expenses;
(11) proved reserves, reserve replacement, drillbit reserve replacement or reserve growth; (12) exploration and development costs, capital expenditures, finding and development costs, drillbit finding and development costs, operating costs (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation and other components of operating expenses), base operating costs, or production costs; (13) net asset value; (14) Fair Market Value of the Stock, share price, share price appreciation, total stockholder return or payments of dividends; (15) achievement of savings from business improvement projects and achievement of capital projects deliverables; (16) working capital or working capital changes; (17) operating profit or net operating profit;

(18) internal research or development programs; (19) geographic business expansion; (20) corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations); (21) performance against environmental, ethics or sustainability targets; (22) safety performance and/or incident rate; (23) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (24) satisfactory internal or external audits; (25) consummation, implementation or completion of a Change in Control, Restructure, or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (26) regulatory approvals or other regulatory milestones; (27) legal compliance or risk reduction; and (28) drilling results. Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure (such as per day, or per barrel, a volume or thermal unit of gas or a barrel-of-oil equivalent), on a per-share basis (basic or diluted), and on a basis of continuing operations only. The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.

(B)    Effect of Certain Events. The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) accruals for reorganization and restructuring programs; (d) any unusual or infrequent items; (e) any gain or loss from a discontinued operation; (f) goodwill impairment charges; (g) operating results for any business, asset or property (or interest therein) acquired or sold; (h) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (i) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (j) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (k) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; (l) mark-to-market adjustments for financial instruments; and (m) changes in business strategy impacting timing and magnitude of financial operating goals, including, but not limited to, expenses, operating cash flow, and balance sheet goals. Unless the Committee otherwise elects, the performance goals in respect of a Section 162(m) Awards shall be deemed to exclude the impact of the following events or occurrences for such performance period: (i) the effect of changes in tax law or other such laws or regulations affecting reported results; (ii) any change in accounting principles; and (iii) events of force majeure beyond the Company’s control, such as acts of God, wars (declared or undeclared), insurrections, hostilities, strikes, lockouts, riots, floods, fires, storms, industrial disturbances, acts of the public enemy, sabotage, blockades, landslides, lightning, earthquakes, washouts, arrests and restraints of rulers and peoples, civil disturbances, explosions, breakage or accidents to machinery, equipment, facilities or lines of pipe and subsequent repairs, freezing of wells, pipe or other facilities, partial or entire failure of wells, pipe or other facilities, and action or restraint by court order or public or governmental authority. In addition, Section 162(m) Awards may be adjusted by the Committee in accordance with the provisions of Section 9 of the Plan. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Award to fail to qualify as “performance- based compensation” under section 162(m) of the Code.

(C)    Individual Performance Criteria. The grant, exercise and/or settlement of Section 162(m) Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii)    Timing for Establishing Performance Goals. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code, the Company shall establish (A) the Eligible Persons who will be granted Section 162(m) Awards, and (B) the objective formula used to calculate the amount of cash or Stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected by the Committee from the list set forth in Section 8(b)(ii)(A).

(iv)    Section 162(m) Award Pool. The Committee may establish an unfunded pool with the amount of such pool calculated using an objective formula based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected from the list set forth in Section 8(b)(ii)(A) during the given performance period, as specified by the Committee for the purpose of granting Section 162(m) Awards. The Committee may specify the amount of the pool as a percentage of any of such business criteria, a percentage in excess of a threshold amount with respect to such business criteria, or as another amount which need not bear a direct relationship to such business criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the business criteria.

(v)    Settlement or Payout of Awards; Other Terms. Except as otherwise permitted under section 162(m) of the Code, after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each performance goal established with respect to the selected business criteria for a Section 162(m) Award and shall determine the amount of cash or Stock, if any, payable to each Participant with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Section 162(m) Award.

(vi)    Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (A) the establishment of the performance period and performance goals with respect to the selected business criteria, (B) the establishment of the objective formula used to calculate the amount of cash or Stock payable, if any, based on the level of achievement of such performance goals, and (C) the certification of the level of performance achieved during the performance period with regard to the performance goals for each business criteria selected, shall each be made in writing.

(vii)    Options and Stock Appreciation Rights. Notwithstanding the foregoing provisions of this Section 8(b), Options and Stock Appreciation Rights with an Exercise Price or grant price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of a pre-established performance goal or goals with respect to the business criteria listed above.

(viii)    Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with section 162(m) of the Code and the regulations thereunder, in particular the prerequisites for qualification as “performance-based compensation” and, if any provision of this Plan as in effect on the date of adoption of any Award Agreements relating to Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of section 162(m) of the Code and the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 9. Recapitalization or Reorganization; Change in Control.

(a)    Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)    Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)    Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Participant such a notice.

(c)    Corporate Recapitalization.

(i)    If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Award and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(ii)    In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any applicable Award Agreements shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor person, or the cash settlement of such Awards in exchange for the cancellation thereof, or the cancellation of Awards either with or without consideration. In the event of any such change in the outstanding Stock, the share limitations in Sections 4 and 5 of the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(d)    Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(e)    Change in Control; Restructure. Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award will not occur solely upon the occurrence of a Change in Control or a Restructure and, in the event a Change in Control or Restructure should occur at any time when there is any outstanding Award hereunder, then (except to the extent otherwise provided in the applicable Award Agreement):

(i)    merely because of the occurrence of the Change in Control or Restructure,

(A)    no holder of an Option shall automatically be granted corresponding SARs;

(B)    neither any outstanding SARs nor any outstanding Options shall immediately become fully vested and exercisable in full;

(C)    the restriction period of any Restricted Stock Award or Restricted Stock Unit shall not immediately be accelerated and the restrictions shall not expire; and

(D)    the performance goals established under any Performance Award (including any Section 162(m) Award) will not be deemed to have been fully met for any performance period; and

(ii)    at the option of the Committee, acting in its sole discretion without the consent or approval of any holder, the Company may (but shall not be required to) take any one or more of the following actions, which may vary among individual holders and among Awards held by any individual holder:

(A)    grant each holder of an Option corresponding Stock or cash SARs;

(B)    accelerate in whole or in part the time of the vesting and exercisability of any one or more of the outstanding SARs and Options so as to provide that those SARs and Options shall be exercisable before, upon, or after the consummation of the Change in Control or Restructure;

(C)    accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock Award or Restricted Stock Unit so that the Stock subject to that Restricted Stock Award or Restricted Stock Unit shall be owned by the holder without restriction or risk of forfeiture;

(D)    deem the performance goals established under any Performance Awards to have been fully met for all performance periods;

(E)    if a Restructure (including a Change in Control that involves a Restructure) is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Committee deems desirable;

(F)    redeem in whole or in part any one or more of the outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable pursuant to the Plan), in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) in consideration of a cash payment (or payment in other consideration including securities or other property), as such payment may be reduced for tax withholding obligations as contemplated in the section governing the particular form of Award, in an amount equal to:

(1)    for Options and SARs granted in connection with Options, the excess of (a) the Fair Market Value, determined as of the date immediately preceding the consummation of the Change in Control or Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (b) the Exercise Price for that number of shares of Stock (provided, that to the extent the Exercise Price exceeds such Fair Market Value, such Option or SAR may be canceled for no consideration);

(2)    for SARs not granted in connection with an Option, the excess of (a) the Fair Market Value, determined as of the date immediately preceding the consummation of the Change in Control or Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (b) the grant price for the number of shares of Stock subject to the SAR (provided, that to the extent the grant price exceeds such Fair Market Value, such SAR may be canceled for no consideration);

(3)    for Restricted Stock Awards and Restricted Stock Units, the Fair Market Value, determined as of the date immediately preceding the consummation of the Change in Control or Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed; and

(4)    for Performance Awards, the amount per Performance Award as the Committee in its sole discretion may determine (which may be zero dollars); or

(G)    make such other adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or Restructure.

The Company shall promptly notify each holder of an outstanding Award of any election or action taken by the Company under this Section 9(e). In the event of any election or action taken by the Company pursuant to this Section 9(e) that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the holder thereof, that holder shall promptly deliver that Award Agreement to the Company in order for that amendment or cancellation to be implemented by the Company and the Committee. The failure of the holder to deliver any such Award Agreement to the Company as provided in the preceding sentence shall not in any manner affect the validity or enforceability of any action taken by the Company and the Committee under this Section 9(e), including, without limitation, any redemption of an Award as of the consummation of a Change in Control or Restructure. Any cash payment to be made by the Company pursuant to this Section 9(e) in connection with the redemption of any outstanding Awards shall be paid to the holder thereof currently with the delivery to the Company of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Restructure notwithstanding that the payment of the redemption price may occur subsequent to the consummation. If all or any portion of an outstanding Award is to be exercised or accelerated upon or after the consummation of a Restructure (including a Change in Control involving a Restructure) that is in the form of a Non-Surviving Event and as a part of that Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the holder of such Award shall thereafter be entitled to purchase or receive (in lieu of the number of shares of Stock that the holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash or property to which such number of shares of Stock would have been entitled in connection with the Restructure (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of shares of Stock had been purchased on the exercise of the Option immediately before the consummation of the Restructure).

Section 10. General Provisions.

(a)    Transferability.

(i)    Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Award, or authorize all or a portion of an Award to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Award Agreements with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).

(ii)    Qualified Domestic Relations Orders. Except as may be expressly provided in the applicable Award Agreement, an Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)    Other Transfers. Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10(a), an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)    Effect of Transfer. Following the transfer of any Award as contemplated by this Section 10(a), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)    Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under this Section 10(a) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi)    Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b)    Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including, without limitation, the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by a committee made up of two or more Qualified Members or the full Board. If tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Stock by the Participant to the Company), the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

(c)    Changes to this Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d)    Evidencing Stock. The Stock or other securities (including shares of Restricted Stock) of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(e)    Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants, employees or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(f)    Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(g)    Nonexclusivity of this Plan. Neither the adoption of this Plan by the Company nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other Person shall have any claim against the Company or any Subsidiary as a result of any such action.

(h)    Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code, in each case, only to the extent such sections of the Code are applicable. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Stock Option for all purposes of the Plan.

(i)    Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. Except to the extent otherwise provided in any applicable Award Agreement, with respect to any claim or dispute related to or arising under this Plan, the Company and the Participants consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Dallas County, Texas.

(j)    Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under this Plan shall not sell or otherwise dispose of Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or the grant or settlement of any other Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any other Award shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k)    Section 409A. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 10(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in this Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(l)    Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(m)    Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(n)    Clawback. This Plan is subject to any written clawback policies that the Company, with the approval of the Board or a committee thereof, may adopt, either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission, and that the Company determines should apply to Awards under this Plan. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to such Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(o)    Plan Effective Date and Term. This Plan, as amended and restated, was adopted by the Company to be effective on the Effective Date. No Awards may be granted under this Plan on and after May 19, 2026. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.